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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 21, 2003
                Date of Report (Date of earliest event reported)


                             ROUGE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
                DELAWARE                               1-12852                                   38-3340770
        (State of Incorporation)              (Commission File Number)             (I.R.S. Employer Identification No.)
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            3001 MILLER ROAD, P. O. BOX 1699, DEARBORN, MI 48121-1699
        (Address of Registrant's Principal Executive Offices)(Zip Code)



                                 (313) 317-8900
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS.

         Rouge Steel Company, the primary operating subsidiary of Rouge Industries, Inc. (the "Company"), sustained significant structural damage to its "C" blast furnace auxiliary equipment on June 21, 2003 resulting in the furnace's temporary shutdown. The Company is now in the process of finalizing the scope of the repairs and time line for returning the furnace to operation. The Company's "B" blast furnace and other downstream steelmaking and shipping operations continue in operation. Together, Rouge Steel's two blast furnaces produce approximately 7,500 tons per day of molten iron for conversion to flat rolled steel products, two thirds of which is produced by its "C" blast furnace. The Company maintains a comprehensive insurance program that should respond to property damage and business interruption losses subject to program deductibles.

Safe Harbor Statement

         This Current Report on Form 8-K contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including the changes in the general economic or political climate, the supply of or demand for and the pricing of steel products in the Company's markets, plant operating performance, product quality, potential environmental liabilities, the availability and prices of raw materials, supplies, utilities and other services and items required by the Company's operations, the level of imports and import prices in the Company's markets, the availability of sufficient cash to support the Company's operations and higher than expected costs. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.
























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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit
Number               Description of Exhibit

 99.1                Press Release dated June 23, 2003


































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ROUGE INDUSTRIES, INC.
                                          (Registrant)



Date:  June 25, 2003                      By:      /s/ Gary P. Latendresse
                                                   -----------------------
                                          Name:    Gary P. Latendresse
                                          Title:   Vice Chairman and
                                                   Chief Financial Officer

































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                                  Exhibit Index


Number          Description

99.1            Press Release dated June 23, 2003